Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish
212-850-5651

dELiA*s, INC. ANNOUNCES

FIRST QUARTER 2011 RESULTS

New York, NY – May 26, 2011 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its first quarter of fiscal 2011.

Walter Killough, Chief Executive Officer, commented, “During the first quarter, the continued execution of strategic changes in merchandising and operations has resulted in improved performance in our business. In the retail segment, we delivered positive comparable store sales, with significant improvement in merchandise margins, and reduced our EBITDA loss for the quarter by over 50%. The direct segment results were in line with our expectations, and we have made good progress in redirecting our marketing spend to alternative vehicles which we believe will drive increased revenue in this segment.”

Mr. Killough continued, “Earlier this week, Michele Donnan Martin stepped down from her role as President of the dELiA*s Brand. We would like to thank her for the contributions she made to the business and wish her all the best as she pursues other opportunities. During the last six weeks I have partnered with a senior merchandising consultant, who brings strong expertise in teen fashion and sourcing which we believe will help us to accelerate the changes we are making to our merchandising strategies.”

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Fiscal First Quarter Results

Total revenue for the first quarter of fiscal 2011 decreased 1.6% to $49.1 million from $50.0 million in the first quarter of fiscal 2010. Revenue from the retail segment increased 4.0% to $27.0 million, or 55.0% of total revenue. Revenue from the direct segment decreased 7.7% to $22.1 million, or 45.0% of total revenue.

Total gross margin increased to 33.5% in the first quarter of fiscal 2011, compared to 31.3% in the prior year quarter, driven by improved merchandise margin.

Selling, general and administrative (SG&A) expenses were $21.9 million, or 44.6% of sales, for the first quarter of fiscal 2011 compared to $23.6 million, or 47.2% of sales, in the first quarter of fiscal 2010. Excluding a pre-tax severance charge of $1.4 million, SG&A expenses were 44.3% of sales in the first quarter of fiscal 2010. The decrease in SG&A expenses in dollars also reflects reduced overhead costs, partially offset by an increase in selling and depreciation expenses.

Net loss for the first quarter of fiscal 2011 was $4.5 million, or $0.14 per diluted share, compared to a net loss for the first quarter of fiscal 2010 of $5.8 million, or $0.19 per diluted share. The net loss for the first quarter of fiscal 2010 included the aforementioned severance charge of $1.1 million, or $.04 per diluted share, on an after-tax basis.

The benefit for income taxes for the first quarter of fiscal 2011 was $1.0 million compared to a benefit for income taxes of $2.1 million for the prior year period.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the first quarter of fiscal 2011 increased 4.0% to $27.0 million from $26.0 million in the first quarter of fiscal 2010. Retail comparable store sales increased 0.9% for the first quarter of fiscal 2011 compared to a decrease of 8.6% for the first quarter of fiscal 2010.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 24.5% compared to 19.6% in the prior year period. The increase in gross margin reflects improved merchandise margin and the leveraging of occupancy costs.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

SG&A expenses for the retail segment were $11.0 million, or 40.7% of sales, in the first quarter of fiscal 2011 compared to $11.8 million, or 45.3% of sales, in the prior year period. SG&A expenses in the first quarter of fiscal 2010 included a severance charge of $0.7 million. The decrease in SG&A expenses as a percentage of sales reflects the leveraging of selling expenses and reduced overhead costs, partially offset by increased depreciation expense.

The operating loss for the first quarter of fiscal 2011 for the retail segment was $4.4 million compared to $6.6 million in the prior year period.

The Company opened one store location during the first quarter of fiscal 2011, ending the period with 115 stores.

Direct Segment Results

Total revenue for the direct segment for the first quarter of fiscal 2011 decreased 7.7% to $22.1 million from $24.0 million in the prior year period.

Gross margin for the direct segment was 44.6% compared to 44.1% in the first quarter of the prior year, including an increase in merchandise margin.

SG&A expenses for the direct segment were $10.9 million, or 49.3% of sales, compared to $11.8 million, or 49.3% of sales, in the prior year period. SG&A expenses in the first quarter of fiscal 2010 included a severance charge of $0.7 million. The decrease in SG&A expenses in dollars reflects reduced overhead and depreciation expenses, partially offset by an increase in selling expenses.

The operating loss for the first quarter of fiscal 2011 for the direct segment was $1.0 million as compared to $1.2 million in the prior year period.

New Revolving Credit Facility

The Company has entered into a new, five year, $25 million secured revolving credit facility with GE Capital, Corporate Retail Finance. The new facility includes a $15 million letter of credit sublimit, and does not include a restricted cash requirement. This new facility replaces the Company’s prior $10 million letter of credit facility with Wells Fargo.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Conference Call and Webcast Information

A conference call to discuss first quarter 2011 results is scheduled for Thursday, May 26, 2011 at 9:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until June 23, 2011 and can be accessed by dialing (888) 286-8010 and providing the pass code number 71352943.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	April 30, 2011	May 1, 2010
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,503	$26,671
Inventories, net	32,667	31,536
Prepaid catalog costs	1,666	1,762
Restricted cash	10,244	—
Deferred income taxes	—	1,138
Other current assets	17,893	14,935

TOTAL CURRENT ASSETS	73,973	76,042

PROPERTY AND EQUIPMENT, NET	48,643	55,183
GOODWILL	4,462	12,073
INTANGIBLE ASSETS, NET	2,419	2,419
RESTRICTED CASH	—	8,584
OTHER ASSETS	242	186

TOTAL ASSETS	$129,739	$154,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,534	$16,732
Accrued expenses and other current liabilities	18,173	24,621
Income taxes payable	780	783

TOTAL CURRENT LIABILITIES	37,487	42,136
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	12,516	12,063

TOTAL LIABILITIES	50,003	54,199

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,432,533 and 31,310,091 shares issued and outstanding, respectively	31	31
Additional paid-in capital	98,671	98,936
(Accumulated deficit) Retained earnings	(18,966)	1,321

TOTAL STOCKHOLDERS’ EQUITY	79,736	100,288

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,739	$154,487

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	April 30, 2011		May 1, 2010

NET REVENUES	$49,146	100.0%	$49,961	100.0%

Cost of goods sold	32,663	66.5%	34,312	68.7%

GROSS PROFIT	16,483	33.5%	15,649	31.3%

Selling, general and administrative expenses	21,900	44.6%	23,591	47.2%
Other operating income	(38)	-0.1%	(144)	-0.3%

TOTAL OPERATING EXPENSES	21,862	44.5%	23,447	46.9%

OPERATING LOSS	(5,379)	-10.9%	(7,798)	-15.6%
Interest expense, net	(87)	-0.2%	(87)	-0.2%

LOSS BEFORE INCOME TAXES	(5,466)	-11.1%	(7,885)	-15.8%
Benefit for income taxes	(997)	-2.0%	(2,060)	-4.1%

NET LOSS	$(4,469)	-9.1%	$(5,825)	-11.7%

BASIC AND DILUTED LOSS PER SHARE:
NET LOSS PER SHARE	$(0.14)		$(0.19)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES
OUTSTANDING	31,209,737		31,099,303

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirteen Weeks Ended
	April 30, 2011	May 1, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,469)	$(5,825)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,787	2,452
Stock-based compensation	161	299
Changes in operating assets and liabilities:
Inventories	(642)	2,166
Prepaid catalog costs and other assets	(5,334)	(1,352)
Restricted cash	(1,976)	(1,044)
Income taxes payable	38	50
Accounts payable, accrued expenses and other liabilities	(6,267)	(10,192)

Total adjustments	(11,233)	(7,621)

NET CASH USED IN OPERATING ACTIVITIES	(15,702)	(13,446)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(869)	(1,530)

NET CASH USED IN INVESTING ACTIVITIES	(869)	(1,530)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	—	1

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	1

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,571)	(14,975)
CASH AND CASH EQUIVALENTS, beginning of period	28,074	41,646

CASH AND CASH EQUIVALENTS, end of period	$11,503	$26,671

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended
	April 30, 2011	May 1, 2010
Channel net revenues:
Retail	27,014	25,981
Direct	22,132	23,980

Total net revenues	$49,146	$49,961

Comparable store sales	0.9%	(8.6%)

Catalogs mailed	8,741	9,074

Inventory - retail	$18,674	$15,943

Inventory - direct	$13,993	$15,593

Number of stores:
Beginning of period	114	109
Opened	1	2
Closed	—	—

End of period	115	111

Total gross sq. ft @ end of period	440.0	425.1